UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [   ]

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PETRO RIVER OIL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETRO RIVER OIL CORP.
1980 Post Oak Blvd., Suite 2020
Houston, Texas 77056
(469) 828-3900

June 10, 2015
Dear Stockholders of Petro River Oil Corp.:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Petro River Oil Corp., which will be held at the Company’s New York office, located at 205 East 42nd Street, 16th Floor, New York, New York 10017, on July 8, 2015 at 9:00 AM Eastern Time. Details of the business to be conducted at the 2015 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient Annual Meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal.

                We look forward to seeing you at the Meeting.

Sincerely, /s/ Scot Cohen
Scot Cohen Chief Executive Officer and Executive Chairman

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed proxy card as soon as possible. Returning your proxy will help us assure that a quorum will be present at the Annual Meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the Meeting may vote in person, even if he or she has returned a proxy.

PETRO RIVER OIL CORP.
1980 Post Oak Blvd., Suite 2020
Houston, Texas 77056
(469) 828-3900

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 8, 2015

Dear Stockholders of Petro River Oil Corp.:

We are pleased to invite you to attend the 2015 Annual Meeting (the “Annual Meeting”) of the Stockholders of Petro River Oil Corp., a Delaware corporation (the “Company”), which will be held at the Company’s New York office, located at 205 East 42nd Street, 16th Floor, New York, New York 10017, on July 8, 2015 at 9:00 AM Eastern Time, for the following purposes:

1.	To elect four directors to our Board of Directors, each to serve until the next annual meeting of stockholders or until his respective successor is elected and qualified;

2.
To approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our common stock, par value $0.00001 per share (“Common Stock”), at a ratio of not less than 1-for-2, and not greater than 1-for-250, within one year from the date of the Annual Meeting, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”);

3.
For the approval of a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation immediately following the Reverse Split to increase the total number of authorized shares of our Common Stock to 100.0 million (“Authorized Share Increase”);

4.	To ratify the appointment of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending April 30, 2016; and

5.	Such other matters as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

These matters are more fully discussed in the attached Proxy Statement.

The close of business on May 29, 2015 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. Only holders of record of our common stock, par value $0.00001 (“Common Stock”), at the close of business on the Record Date are entitled to notice of, and to vote at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for purposes pertaining to the Annual Meeting at our corporate offices, 1980 Post Oak Boulevard, Suite 2020, Houston Texas 77056, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.  We are providing a copy of our Annual Report on Form 10-K for the year ended April 30, 2014 with the accompanying Proxy Statement.

Whether or not you expect to attend in person, we urge you to vote your shares as promptly as possible by signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the Annual Meeting. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors unanimously recommends that you vote “FOR” the Annual Meeting Proposal Nos. 1, 2, 3 and 4, all of which are described in detail in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 8, 2015:  THE ANNUAL REPORT AND PROXY STATEMENT ARE AVAILABLE ONLINE AT WWW.PROXYCONNECT.COM/PETRORIVER

By Order of the Board of Directors, /s/ Scot Cohen

Scot Cohen
Chief Executive Officer and Executive Chairman

Houston, Texas
June 10, 2015

PETRO RIVER OIL CORP.
1980 Post Oak Blvd., Suite 2020
Houston, Texas 77056
(469) 828-3900

PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors (the “Board”) of Petro River Oil Corp., a Delaware corporation (the “Company”), for the 2015 Annual Meeting (the “Annual Meeting”) of the Stockholders to be held at 9:00 AM Eastern Time on July 8, 2015 and at any adjournment or adjournments thereof, at the Company’s New York office, located at 205 East 42nd Street, 16th Floor, New York, New York 10017.

These proxy solicitation materials were mailed on or about May 29, 2015, to all stockholders entitled to notice of, and to vote at our Annual Meeting. The proxy materials are also available free of charge on the Internet at www.proxyconnect.com/petroriver. Stockholders are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, stockholders do not need to attend the Annual Meeting to vote. Instead, stockholders may simply complete, sign and return the enclosed proxy card.

We will bear the expense of solicitation of proxies for the Annual Meeting, including the printing and mailing of this Proxy Statement. We may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their name or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold Common Stock (as defined below) and to request authority for the execution of the proxies. In addition, some of our officers, directors and employees, without additional compensation, may solicit proxies on behalf of the Board of Directors personally or by mail, telephone or facsimile.

VOTING SECURITIES, VOTING AND PROXIES

Record Date

Only stockholders of record of our common stock, $0.00001 par value (the “Common Stock”), as of the close of business on May 29, 2015 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or adjournments thereof.

Voting Stock

As of the Record Date, there were 851,901,079 shares of Common Stock outstanding. Each holder of Common Stock on the Record Date is entitled to one vote for each share then held on the matter to be voted at the Annual Meeting. No other class of voting securities was then outstanding.

Quorum

The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, in person or by proxy, is required for a quorum. Should you submit a proxy, even though you abstain as to the proposal, or you are present in person at the Annual Meeting, your shares shall be counted for the purpose of determining if a quorum is present.

Broker “non-votes” are included for the purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a nominee holder, such as a brokerage firm, bank or trust company, holding shares of record for a beneficial owner, does not vote on a particular proposal because the nominee holder does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Voting

The proposals set forth in this proxy statement require the following votes for approval at the Annual Meeting:

Proposal No. 1: Election of Directors. For the four nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present in person or by proxy and entitled to vote will be elected. For purposes of the Proposal No. 1, abstentions and broker “non-votes” will have no effect on the outcome.

Proposal No. 2:  Reverse Stock Split.  For the approval of a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation to implement a reverse stock split of our Common Stock, at a ratio of not less than 1-for-2 and not greater than 1-for-250 within one year from the date of the Annual Meeting, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”), the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” Proposal No. 2.

Proposal No. 3: Authorized Share Increase. For the approval of a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Certificate of Incorporation immediately following the Reverse Split to increase the total number of authorized shares of our Common Stock to 100.0 million post- Reverse Split shares (“Authorized Share Increase”), the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” Proposal No. 3.

Proposal No. 4: Ratification of Appointment of Auditors. To ratify the appointment of Marcum LLP as our independent auditors for the fiscal year ending April 30, 2016, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” Proposal No. 4.

If you are the beneficial owner, but not the registered holder of shares of Common Stock, you cannot directly vote those shares at the Annual Meeting. You must provide voting instructions to your nominee holder, such as your brokerage firm or bank.

If you wish to vote in person at the Annual Meeting but you are not the record holder, you must obtain from your record holder a “legal proxy” issued in your name and bring it to the Annual Meeting.

At the Annual Meeting, ballots will be distributed with respect to the proposal to each stockholder (or the stockholder’s proxy if not the management proxy holders) who is present and did not deliver a proxy to the management proxy holders or another person. The ballots shall then be tallied, one vote for each share owned of record. For proposals one through five, the votes will be in three categories: “FOR,” “AGAINST” or “ABSTAIN.”

Proxies

The form of proxy solicited by the Board of Directors affords you the ability to specify a choice among approval of, disapproval of, or abstention with respect to, the matters to be acted upon at the Annual Meeting. Shares represented by the proxy will be voted and, where the solicited stockholder indicates a choice with respect to the matter to be acted upon, the shares will be voted as specified. If no choice is given, a properly executed proxy will be voted in favor of the proposal.

Revocability of Proxies

Even if you execute a proxy, you retain the right to revoke it and change your vote by notifying us at any time before your proxy is voted. Such revocation may be affected by execution of a later dated proxy, or by a written notice of revocation, sent to the attention of the Executive Chairman at the address of our principal office set forth above in the Notice to this Proxy Statement or your attendance and voting at the Annual Meeting. Unless so revoked, the shares represented by the proxies, if received in time, will be voted in accordance with the directions given therein.

You are requested, regardless of the number of shares you own or your intention to attend the Annual Meeting, to sign the proxy and return it promptly in the enclosed envelope.

Interest of Officers and Directors in Matters to Be Acted Upon

None of the officers or directors has any interest in the matters to be acted upon.

Dissenters’ Rights of Appraisal

Under the Delaware General Corporation Law and the Company’s Bylaws, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

The Company’s Board is currently comprised of four members. Vacancies on the Board may be filled by a vote of a majority of the remaining directors, although less than a quorum is present. A director elected by the Board to fill a vacancy shall serve for the remainder of the term of that director and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board has recommended for election Scot Cohen, Glenn C. Pollack, John Wallace, and Fred Zeidman (each, a “Nominee”). If elected at the Annual Meeting, these directors would serve until the end of their respective terms and until their successors are elected and qualified, or until their earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Scot Cohen, Glenn C. Pollack, John Wallace, and Fred Zeidman. In the event that any Nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute Nominee as the Board may propose. Each of Scot Cohen, Glenn C. Pollack, John Wallace, and Fred Zeidman has agreed to serve if elected, and we have no reason to believe that they will be unable to serve.

Our directors and Nominees, their ages, biographies (including positions with Petro River Oil Corp.) and the dates of their initial election or appointment as director are as follows:

Name	Served as Director Since	Age	Principal Business Experience
Scot Cohen	2012	45
Mr. Cohen has served as Executive Chairman of the Company since 2013, and is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry. Mr. Cohen also serves on the Board of Directors of True Drinks Holding, Inc. (OTCQB: TRUU). Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen is active in philanthropic activities with numerous charities including the Jewish Enrichment Council and is a Founder and the Chairman of the National Foundation for Veteran Redeployment, a 501(c)3 non-profit organization whose mission is to help unemployed veterans prepare for and enter new careers in the oil and gas industry. Mr. Cohen holds a Bachelor of Science degree from Ohio University in 1991.

The Board’s Nomination Committee believes that Mr. Cohen’s extensive investment banking experience advising oil and gas companies, as well as his operational expertise developing oil and gas assets, is valuable to the Board of Directors and its deliberations, and is particularly beneficial as the Company continues to develop its oil and gas assets.

Glenn C. Pollack	2012	56
Mr. Pollack is a Managing Director and Founder of Candlewood Partners, LLC (“Candlewood”), a merchant bank focused on middle market corporate finance and infrastructure projects. Prior to founding Candlewood, Mr. Pollack was a Managing Director and Principal of a middle market investment banking firm with offices in Chicago and Cleveland. He was responsible for the Restructuring Group and was involved in other corporate finance transactions including mergers and acquisitions and capital raising for special situations. He also spent five years as the CEO of a regional distributor of perishable foods with annual revenues of $180 million and over 250 employees in four states. Mr. Pollack is a certified public accountant and has worked for Price Waterhouse as a consultant and Touche Ross as an auditor.

The Board’s Nomination Committee believes Mr. Pollack’s success with multiple investment banking firms, his extensive contacts within the investment community, his executive management experience and financial and accounting expertise will assist the Company’s efforts to raise capital to fund the continued implementation of the Company’s business plan.

John Wallace	2013	40
Mr. Wallace graduated from Syracuse University in May 1996 with a Bachelor’s of Science degree in sociology. From June 1996 through May 2004, Mr. Wallace was a professional basketball player associated with the National Basketball Association. Since April 2009, Mr. Wallace has been an alumni relations and fan development representative for the New York Knicks, a professional basketball team aligned with the National Basketball Association. In that capacity, Mr. Wallace works on community public relations and fan development initiatives, along with sponsorship and marketing programs. In January 2013, Mr. Wallace joined Hotaling Insurance Group as an insurance agent. In February 2013, Mr. Wallace became an Executive Board Member of Heavenly Productions Foundation, a not for profit charitable organization dedicated to helping children in need or in distress. Since October 2007, Mr. Wallace has served as Vice President of Winning Because I Tried, a non-profit he co-founded in 2007, and whose focus is on academic success, social interaction, peer pressure awareness, and sound decision-making for children ages 8-18. Since 2006, Mr. Wallace has been President and General Manager of Rochester AAU Basketball, a program he founded in March 2006, which is designed to leverage sports as a means for youth to obtain a college education.

The Board’s Nomination Committee believes that Mr. Wallace brings effective management and leadership skills to the Board of Directors, which assists the Board and management in in developing its organization and business plan.

Fred Zeidman	2012	68
Mr. Zeidman has served as Chairman of the Board of Directors of Petroflow Energy Corporation since September 2011. Mr. Zeidman has also served as a director of Hyperdynamics Corporation since 2009 and as a director of Prosperity Bancshares, Inc. since 1986. He served as trustee for the AremisSoft Liquidating Trust since 2004. In March 2008, Mr. Zeidman was appointed the Interim President of Nova Biosource Fuels, Inc. (“Nova”), a publicly traded biodiesel technology company, and served in that position until the company’s acquisition in November 2009. Mr. Zeidman also served as a director of Nova from June 2007 to November 2009. From August 2009 through November 2009, Mr. Zeidman served as Chief Restructuring Officer for Transmeridian Exploration, Inc. He also served as CEO, President and Chairman of the Board of Seitel Inc., an oil field services company, from June 2002 until its sale in February 2007. Mr. Zeidman served as a Managing Director of the law firm Greenberg Traurig, LLP from July 2003 to December 2008. Mr. Zeidman has served as CEO, Interim CEO and Chairman of the Board of a variety of companies, including several in the oil and gas sector. In March 2013, Mr. Zeidman was appointed to the Board of Straight Path Communications Inc. Mr. Zeidman is the Chairman Emeritus of the United States Holocaust Memorial Council. He was appointed to that position by former President George W. Bush in March 2002 and served from 2002-2010. He is also Chairman Emeritus of the University of Texas Health Science System Houston and is on the Board of Trustees of the Texas Heart Institute (where he currently serves as Interim Chief Financial Officer). He currently serves on the Board of Directors and Executive Committee of the University of Saint Thomas and chairs its Development Committee and Houston Community College. Mr. Zeidman received his Bachelor of Science from Washington University and a Masters of Business Administration from New York University.

The Board’s Nomination Committee believes that Mr. Zeidman’s extensive experience as an executive in senior management positions, including with oil and gas exploration, oil services and related companies, together with his legal and board experience, add significant value to the Company and its Board of Directors in assessing challenges and in addressing organizational and development issues facing the Company.

The following sections sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any directors and executive officers.

CORPORATE GOVERNANCE, BOARD COMPOSITION AND BOARD COMMITTEES

Term of Office

Pursuant to our bylaws, each member of our Board of Directors shall serve from the time they are duly elected and qualified, until the next Annual Meeting of stockholders or their until death, resignation or removal from office.

Board of Directors Meetings and Committees

The Board held five meetings during the fiscal year ended April 30, 2015. Each Director attended, either in person or telephonically, at least 75% of the aggregate Board of Directors meetings and meetings of committees on which he served during his tenure as a director or committee member.

Audit Committee

Our Audit Committee currently consists of two directors, Glenn Pollack, and Fred Zeidman, each of whom are “independent” as independence is currently defined in applicable SEC rules and the NYSE Company Guide. The Board has determined that Glenn Pollack qualifies as an “Audit Committee financial expert,” as defined in applicable SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Board made a qualitative assessment of Mr. Pollack’s level of knowledge and experience based on a number of factors, including his formal education and experience. The Audit Committee held one meeting during the fiscal year ended April 30, 2015.

The Audit Committee is responsible for overseeing the Company’s corporate accounting, financial reporting practices, audits of financial statements and the quality and integrity of the Company’s financial statements and reports. In addition, the Audit Committee oversees the qualifications, independence and performance of the Company’s independent auditors. In furtherance of these responsibilities, the Audit Committee’s duties include the following: evaluating the performance of and assessing the qualifications of the independent auditors; determining and approving the engagement of the independent auditors to perform audit, review and attest services and performing any proposed permissible non-audit services; evaluating employment by the Company of individuals formerly employed by the independent auditors and engaged on the Company’s account and any conflicts or disagreements between the independent auditors and management regarding financial reporting, accounting practices or policies; discussing with management and the independent auditors the results of the annual audit; reviewing the financial statements proposed to be included in the Company’s annual report on Form 10-K; discussing with management and the independent auditors the results of the auditors’ review of the Company’s quarterly financial statements; conferring with management and the independent auditors regarding the scope, adequacy and effectiveness of internal auditing and financial reporting controls and procedures; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting control and auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under the written Audit Committee Charter adopted by the Unanimous Written Consent. A copy of the Audit Committee Charter is available on the Company’s website.

Compensation Committee

Our Compensation Committee is currently comprised of two directors, Glenn Pollack and Fred Zeidman, each of whom is independent as independence is currently defined in applicable SEC rules and the NYSE Company Guide. The Compensation Committee held two meeting during the year ended April 30, 2015.

The Compensation Committee reviews, and as it deems appropriate, recommends to the Board, policies, practices, and procedures relating to the compensation of the officers and other managerial employees, and the establishment and administration of employee benefit plans. It advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board.

The Compensation Committee operates under the written Compensation Committee Charter that was adopted by the Unanimous Written Consent. A copy of the Compensation Committee Charter is available on the Company’s website.

Board Nominations

In lieu of a formal Board Nomination Committee, Board nomination decisions are made by the independent directors of the Board. The independent directors prepare a list of candidates to fill the expiring terms of directors serving on our Board, which they then submit to the Board who determines which candidates will be nominated to serve on the Board. The names of nominees are then submitted for election at our Annual Meeting of Stockholders. The independent directors also submit to the entire Board a list of nominees to fill any interim vacancies on the Board resulting from the departure of a member of the Board for any reason prior to the expiration of his term. In recommending nominees, the independent directors are to consider various criteria, including general business experience, general financial experience, knowledge of the Company’s industry (including past industry experience), education, and demonstrated character and judgment. The independent directors will also consider director nominees recommended by a stockholder if the stockholder mails timely notice to the Secretary of the Company at its principal offices. Any person nominated by a stockholder for election to the Board will be evaluated based on the same criteria as all other nominees.

Code of Ethics

Our current Code of Ethics became effective July 3, 2013. A copy of our Code of Ethics an exhibit to our Transition Report on Form 10-K, filed on August 28, 2013. The Code of Ethics applies to all officers, directors, and employees of the Company.

Indemnification of Officers and Directors

As permitted by the Delaware General Corporation Law, the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Stockholder Communications with the Board of Directors

Our Board of Directors provides stockholders with the ability to send communications to the Board of Directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to: Board of Directors, c/o Corporate Secretary, Petro River Oil Corp., 1980 Post Oak Boulevard, Suite 2020, Houston, TX 77056. All communications received by the Corporate Secretary are relayed to the Board of Directors of the Company. Members of the Board of Directors are not required to attend the Annual Stockholders Meeting.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the voting shares present or represented by proxy and entitled to vote at the Annual Meeting. The four nominees receiving the highest number of affirmative votes will be elected. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of Messrs. Cohen, Pollack, Wallace and Zeidman.

PROPOSAL NO. 2

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO IMPLEMENT A REVERSE STOCK SPLIT

General

We are asking you to approve a proposal to authorize our Board of Directors, in its sole and discretion, to file an amendment to our Certificate of Incorporation (the "Amendment") to affect a reverse stock split of the our Common Stock at a specific ratio to be determined by the Board, ranging from one-for-two (1:2) to one-for-two hundred fifty (1:250) (the “Reverse Split”). A vote for this Proposal No. 2 will constitute approval of the Amendment that, once filed with the Delaware Secretary of State, will combine between two and 250 shares of our Common Stock into one share of Common Stock, and will grant the Board of Directors the authority to select which of the approved Reverse Split ratios within that range will be implemented. In approving this proposal, stockholders would also be approving a corresponding decrease in the Company’s authorized shares of Common Stock, in the event that the Board elects to exercise its discretion to implement a Reverse Split.

If this Proposal No. 2 is approved by stockholders, the Board of Directors will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to select one of the approved split ratios and affect the approved Reverse Split by filing the Amendment with the Delaware Secretary of State at any time after the Board’s approval of the Reverse Split ratio. If the Amendment has not been filed with the Delaware Secretary of State within one year from the date of the Annual Meeting, the Board will abandon the Amendment.

The text of the proposed Amendment to effect the Reverse Split is included as Appendix A to this Proxy Statement. Such text is however subject to revision for such changes as may be required by the Secretary of State of the State of Delaware, and other changes consistent with this Proposal that we may deem necessary or appropriate.

Purpose of the Reverse Split

Our primary objective in proposing the Reverse Split is to attempt to raise the per share trading price of our Common Stock in order to gain listing on the NYSE MKT or NASDAQ exchange (in either case, an “Exchange”).  Before our Common Stock may be listed on an Exchange, we must satisfy certain listing requirements. One of these listing requirements is that our Common Stock must have a minimum bid price of $3.00 per share. On June 5, 2015, the closing price of our common stock on the OTC Bulletin Board (the "OTCBB") was $0.03 per share.

We anticipate that the Reverse Split will increase the per share bid price per share of our Common Stock above $3.00, and thereby satisfy one of the Exchange’s listing requirements. However, we cannot be certain that the Reverse Split will, initially or in the future, have the intended effect of raising the bid price of our Common Stock above $3.00 per share.

In addition to our desire to be listed on an Exchange, the Board of Directors believes that the low market price of our Common Stock impairs our marketability and acceptance by institutional investors and other members of the investing public, and creates a negative impression of the Company. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of our Common Stock but also the trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through equity and debt financings.

We expect that the decrease in the number of outstanding shares of our Common Stock resulting from the Reverse Split, and the anticipated increase in the per share trading price will encourage greater interest in our Common Stock among members of the financial community and the investing public, and possibly create a more liquid market for our stockholders. However, the possibility exists that stockholder liquidity may be adversely affected by the reduced number of shares outstanding if the Reverse Split is affected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Split takes effect.

Effects of a Reverse Split

If this Proposal No. 2 is approved by our stockholders at the Annual Meeting and our Board of Directors elects to implement a Reverse Split, the principal effect will be to proportionately decrease the number of outstanding shares of Common Stock based on the ratio selected by the Board. The shares of Common Stock are currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company is thus subject to the periodic reporting and other requirements of the Exchange Act in the United States. The Reverse Split will not affect the registration of the Common Stock with the Securities and Exchange Commission ("SEC") or on the OTCBB, where the Common Stock is quoted. Following the Reverse Split, the Common Stock will continue to be quoted on OTCBB, although the shares will receive a new CUSIP number.

Proportionate voting rights and other rights of the holders of shares of the Company’s Common Stock will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effectiveness of the Reverse Split will generally continue to hold 2% of the voting power of the outstanding Common Stock after the Reverse Split. The number of stockholders of record will not be affected by a Reverse Split, other than as a result of the treatment of fractional shares as described below.

Effective Date. A Reverse Split would become effective on the date of filing of the Amendment with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding and the shares of Common Stock held in treasury, in each case, immediately prior thereto, will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Split ratio determined by the Board within the limits set forth in this Proposal.

Treatment of Fractional Shares. No fractional shares would be issued if, as a result the Reverse Split, a registered stockholder would otherwise become entitled to a fractional share. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the ratio of the Reverse Split will automatically be entitled to receive an additional share of the Company’s Common Stock. In other words, any fractional share will be rounded up to the nearest whole number.

Effect on the Company’s 2012 Equity Incentive Plan. As of June 1, 2015, the Company had approximately 106,938,281 shares of Common Stock subject to stock options outstanding under the Company’s 2012 Equity Incentive Plan (the “Plan”). Should the Reverse Split be implemented, proportionate adjustments will be made to the number of shares outstanding and available for issuance under the Plan following the Reverse Split and to the exercise price, grant price or purchase price relating to any award under the Plan. The Board will determine the treatment of fractional shares subject to stock options under the Plan.

Book-Entry Shares. If a Reverse Split is effectuated, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical share certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by the Company’s transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Split.

Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from the Company’s transfer agent that indicates the number of shares owned in book-entry form.

Certificated Shares. If a Reverse Split is effectuated, stockholders holding certificated shares (i.e., shares represented by one or more physical share certificates) will receive a transmittal letter from the Company’s transfer agent promptly after the effectiveness of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how stockholders holding certificated shares can exchange certificates representing the pre-split shares for a statement of holding.

Beginning after the effectiveness of the Reverse Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split Common Stock.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-REVERSE SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Certain Risk Factors Associated with the Reverse Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Split will be to raise the price of our Common Stock to obtain a listing on an Exchange.  We cannot assure you, however, that the Reverse Split, if implemented, will accomplish this objective. While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-Reverse Split shares, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after implementation of the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our Common Stock immediately after the Reverse Split takes effect will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the Reverse Split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis.  Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

               Liquidity. Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposed amendment to our Certificate of Incorporation to effect a Reverse Split, and we will not independently provide our stockholders with any such right.

U.S. Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences relating to the participation in the Reverse Split by a U.S. stockholder that holds the shares as a capital asset. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Treasury regulations promulgated thereunder and current administrative rulings and judicial decisions, all as in effect as of the date hereof. All of these authorities may be subject to differing interpretations or repealed, revoked or modified, possibly with retroactive effect, which could materially alter the tax consequences set forth herein.

For purposes of this summary, a “U.S. stockholder” refers to a beneficial owner of Common Stock who is any of the following for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (z) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all of its substantial decisions, or (y) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A non-U.S. holder of Common Stock is a stockholder who is not a U.S. stockholder.

This summary does not represent a detailed description of the U.S. federal income tax consequences to a stockholder in light of his, her or its particular circumstances. In addition, it does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholder that may be subject to special tax rules, including, without limitation: (i) stockholders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (vii) foreign stockholders or U.S. stockholders whose “functional currency” is not the U.S. dollar; (viii) persons holding Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (ix) persons who acquire shares of Common Stock in connection with employment or other performance of services; (x) dealers and other stockholders that do not own their shares of Common Stock as capital assets; (xii) U.S. expatriates, (xii) foreign entities; or (xiii) non-resident alien individuals. Moreover, this description does not address the U.S. federal estate and gift tax, alternative minimum tax, or other tax consequences of the Reverse Split.

There can be no assurance that the IRS will not take a contrary position to the tax consequences described herein or that such position will be sustained by a court. In addition, U.S. tax laws are subject to change, possibly with retroactive effect, which may result in U.S. federal income tax considerations different from those summarized below. No opinion of counsel or ruling from the IRS has been obtained with respect to the U.S. federal income tax consequences of the Reverse Split.

This discussion is for general information only and is not tax advice. All stockholders should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the Reverse Split.

Based on the assumption that the Reverse Split will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(E) of the Code, and subject to the limitations and qualifications set forth in this discussion and the discussion below regarding the treatment of cash paid in lieu of fractional shares, the following U.S. federal income tax consequences should result from a Reverse Split:

●	A stockholder should not recognize gain or loss in the Reverse Split;

●	the aggregate tax basis of the post-Reverse Split shares should be equal to the aggregate tax basis of the pre-Reverse Split shares ; and

●	the holding period of the post-Reverse Split shares should include the holding period of the pre-Reverse Split shares.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required for Approval

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as shares voted against the Reverse Split proposal and broker non-votes will not occur in connection with this proposal.

Board of Directors Recommendation

The Board recommends that you vote “FOR” granting the Board authorization to amend our Certificate of Incorporation to implement a Reverse Split of our Common Stock at a ratio of between 1-for-2 and 1-for-250.

PROPOSAL NO. 3

AMENDMENT TO CERTIFICATE OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK

            The fourth paragraph of our Certificate of Incorporation currently reads as follows:

“FOURTH: The total number of shares of stock the Corporation is authorized to issue is 2,255,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), and 2,250,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”).”

In the event stockholders approve Proposal No. 2 and a Reverse Split effectuated, our authorized shares of Common Stock will be reduced by the Reverse Split ratio selected by our Board of Directors. In order to ensure that we have enough shares of Common Stock authorized for issuance under our Certificate of Incorporation, our Board of Directors has approved and recommends to that stockholders approve of an amendment to our Certificate of Incorporation to increase the authorized number of shares of Common Stock to 100.0 million shares (the “Authorized Share Increase”), which Authorized Share Increase will only take place following the implementation of a Reverse Split. If this Proposal No. 3 is approved by stockholders, the Board of Directors will only have the authority to effectuate the Authorized Share Increase following implementation of the Reverse Split.

    Only the number of shares of Common Stock issuable by the Company, and not any other provision of the Company’s Certificate of Incorporation will be affected Authorized Share Increase. If approved at the Annual Meeting, we will file an amendment, in substantially the form attached hereto as Appendix B, with the Delaware Secretary of State to implement the Authorized Share Increase immediately following the filing of the Amendment to implement the Reverse Split.

Description of our Capital Stock

General

Our authorized capital stock currently consists of 2.25 billion shares of Common Stock and 5.0 million shares of Preferred Stock. The following is a description of our Common Stock and certain provisions of our Certificate of Incorporation, as amended, and our Bylaws, and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation, as amended, and our Bylaws, copies of which have been filed with the SEC as exhibits to our periodic filings under the Exchange Act.

Common Stock

Except as otherwise expressly provided in our Certificate of Incorporation or as required by applicable law, all shares of our Common Stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below. All outstanding shares of Common Stock are fully paid and nonassessable.

Voting rights. Each holder of our Common Stock is entitled to cast one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for election of directors is not allowed under our articles of incorporation, as amended, which means that a plurality of the shares voted could elect all of the directors then outstanding for election. Except as otherwise provided under Delaware law or our Certificate of Incorporation and our Bylaws, on matters other than election of directors, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action

Dividend rights. The holders of outstanding shares of our Common Stock are entitled to receive dividends out of funds legally available, if our board of directors, in its discretion, determines to issue dividend, and only at the times and in the amounts that our board of directors may determine. Our Board of Directors is not obligated to declare a dividend. We have not paid any dividends in the past and we do not intend to pay dividends in the foreseeable future.

Liquidation rights. Upon our liquidation, dissolution or winding-up, the holders of our Common Stock will be entitled to share equally, identically and ratably in all assets remaining, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

No preemptive or similar rights. Our Common Stock is not subject to conversion, redemption, sinking fund or similar provisions regarding the common stock.

Market for our common stock and related stockholder matters. On March 20, 2013 our Common Stock began trading on the OTCBB under the symbol “PTRC.” There was no established trading market for our common stock prior to that date.

Purpose of and Rationale for the Authorized Share Increase

    We are currently authorized to issue a total of 2.25 billion million shares of Common Stock. Of this amount, 851,901,079 shares of Common Stock were outstanding as of the Record Date, which amount will be reduced by the Reverse Split ratio selected by the Board of Directors in the event stockholders approve of the Amendment and the Reverse Split set forth in Proposal No. 2 and a Reverse Split is effectuated by the Board. In addition to shares of Common Stock issued and outstanding, we are required to reserve sufficient shares of Common Stock for issuance upon conversion or exercise of our outstanding convertible securities.

    The Authorized Share Increase will provide the Company with sufficient authorized but unissued Common Stock to permit conversion and exercise of all of its currently outstanding securities. Additionally, the Authorized Share Increase will enable us to respond quickly to opportunities to raise capital in public or private offerings. The availability of additional authorized shares will enable our Board of Directors to act with flexibility to issue shares of Common Stock in connection with future financings, strategic acquisitions, debt restructurings or resolutions, equity compensation and incentives to employees and officers, forward stock splits and other favorable opportunities that may arise to enhance our capital structure.

    If, however, stockholders do not consent to the Authorized Share Increase, we will have a disproportionate number of authorized shares of Common Stock following a Reverse Split compared to the number of shares issued and outstanding, something that may make our Common Stock less marketability and acceptable by institutional investors and other members of the investing public, and may create a negative impression of the Company.

    We believe that the Authorized Share Increase will provide the Company proportionate balance of authorized shares to issued and outstanding shares of Common Stock following the Reverse Split, if effected. Other than as specified above and as permitted or required under outstanding options, warrants and other securities convertible into shares of our Common Stock, the Company has no present arrangements, agreements or understandings for the use of the additional shares proposed by the Authorized Share Increase. We reserve the right to seek a further increase in authorized shares, from time to time in the future as appropriate.

Effect on Outstanding Common Stock

    The additional shares of Common Stock authorized by the Authorized Share Increase will have the same privileges as the shares of Common Stock currently authorized and issued. Stockholders do not have preemptive rights under our Articles of Incorporation and will not have such rights with respect to the additional authorized shares of Common Stock. The Authorized Share Increase would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock will continue to have one vote per share on all matters to be voted on by our stockholders, including the election of directors.

    The issuance of any additional shares of Common Stock may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and, unless additional shares are issued to all stockholders on a pro rata basis, will reduce the percentage ownership of Common Stock of existing stockholders. In addition, if our Board of Directors elects to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. We expect, however, to receive consideration for any additional shares of Common Stock issued, thereby reducing or eliminating any adverse economic effect to each stockholder of such dilution.

    The Authorized Share Increase will not otherwise alter or modify the rights, preferences, privileges or restrictions of the Common Stock.

Anti-Takeover Effects

    Although the Authorized Share Increase is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Required Approvals

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock entitled to vote at the Annual Meeting is required to approve this Proposal. Abstentions will have the same effect as shares voted against this Proposal and broker non-votes will not occur in connection with this proposal.

Board of Directors Recommendation

    The Board recommends that you mark the box entitled “FOR” granting the Board authorization to amend our Certificate of Incorporation to implement Authorized Share Increase.

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF
TARVARAN, ASKELSON & COMPANY, LLC TO SERVE AS OUR
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board of Directors has appointed Marcum LLP (“Marcum”) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of Marcum as the Company’s independent registered public accounting firm without the approval of the stockholders whenever the Board of Directors deems such termination necessary or appropriate.

 Representatives of Marcum will be present at the Annual Meeting, or available by telephone, and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

Principal Accountant Fees and Services

Audit Fees

During the fiscal years ended April 30, 2015 and 2014, the fees for Marcum LLP were approximately $112,000 and $273,000, respectively.

Tax Fees

During the fiscal years ended April 30, 2015 and 2014, the fees paid to Marcum LLP for tax compliance, tax advice and tax planning were approximately $110,500 and $52,800, respectively.

All Other Fees

During the fiscal years ended April 30, 2015 and April 30, 2014 there were no fees billed for products and services provided by the principal accountants other than those set forth above.

The Audit Committee has reviewed the above fees for non-audit services and believes such fees are compatible with the independent registered public accountants’ independence.

Required Vote and Recommendation

Ratification of the selection of Marcum as the Company’s independent auditors for the fiscal year ending April 30, 2016 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Under the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of Marcum, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Marcum as the Company’s independent auditors for the fiscal year ending April 30, 2016.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Marcum LLP as the Company’s independent auditors for the fiscal year ending April 30, 2016.

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Title

Scot Cohen	45	Chief Executive Officer, President, Director
David Briones	38	Chief Financial Officer
Ruben Alba	41	Executive Vice President- Unconventional
Daniel Smith	42	Executive Vice President- Geological and Geophysical

Scot Cohen. Mr. Cohen’s biography appears on p. 7 of this Proxy Statement, under Proposal No.1.

David Briones. Mr. Briones was appointed Chief Financial Officer on August 15, 2013. Since October 1, 2010, Mr. Briones has acted as the managing member of Brio Financial Group, LLC, a financial reporting consulting firm. From January 2006 through September 2010, Mr. Briones had managed the public company and hedge fund practices at Bartolomei Pucciarelli, LLC (“BP”). Within that capacity, Mr. Briones performed audit services, outsourced CFO functions, and/or consulted clients through difficult SEC comment periods particularly through application of complex accounting principles for a vast public company client base. BP is a registered firm with the Public Company Accounting Oversight Board. BP is an independent member of the BDO Seidman Alliance. Mr. Briones served as the chief financial officer of NXT Nutritionals Holdings, Inc. from February 2, 2009 to May 15, 2012. Mr. Briones also served as the chief financial officer of Clear-Lite Holdings, Inc. from August 3, 2009 to March 21, 2011. Prior to joining BP, Mr. Briones was an auditor with PricewaterhouseCoopers LLP in New York, New York. Mr. Briones specialized in the financial services group, and most notably worked on the MONY Group, Prudential Financial, and MetLife initial public offerings.

Ruben Alba. Mr. Alba received his B.S. in Chemical Engineering from New Mexico State University and has been active in the oil & gas industry since 1997. Mr. Alba spent the majority of his career with Halliburton Energy Services and Superior Well Services, overseeing regional technical staff and operations. In this capacity, Mr. Alba introduced a number of new and novel technologies involving new fluid chemistry to the industry, as well as completion processes to reservoirs requiring cutting edge technology, where he holds three US Patents. Mr. Alba was appointed Executive Vice President Unconventional, effective July 3, 2013.

Daniel Smith. Mr. Smith is a registered Professional Engineer in Petroleum Engineering and has over 15 years of experience in the oil and gas industry. Mr. Smith spent his career at XTO Energy where he served as an Operations Engineer specializing in hydraulic fracturing and artificial lift. Mr. Smith was directly responsible for managing fields producing in excess of 100 million cubic feet of natural gas per day. Mr. Smith has also worked on numerous drilling, production, and development projects ranging from the Marcellus Shale to the Permian Basin. Mr. Smith received a Bachelor’s of Science degree in Chemical Engineering from Texas A&M University. Mr. Smith was appointed Executive Vice President Operations, effective July 3, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, with respect to the fiscal year ended April 30, 2015, all officers, directors and beneficial owners of more than 10% of our common stock have filed their initial statements of ownership on Form 3 on a timely basis, and the officers, directors and beneficial owners of more than 10% of our common stock have also filed the required Forms 4 or 5 on a timely basis.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation paid to the Company’s Chief Executive Officer, and the Company’s two most highly compensated executive officers other than its Chief Executive Officer, who were serving as executive officers as of April 30, 2015 and whose annual compensation exceeded $100,000 during such year (collectively the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year Ended April 30	Salary $	Bonus $	Stock awards $	Option awards $ (1)	Nonequity Incentive plan compensation $	Nonqualified Deferred compensation Earnings $	All other compensation $	Total $
Scot Cohen, Executive Chairman	2015	120,000	--	--	--	--	--	--	120,000
	2014	120,000	--	--	576,035	--	--	--	696,035
Ruben Alba, EVP	2015	120,000	--	--	--	--	--	--	120,000
	2014	120,000	--	--	165,337	--	--	--	285,337
Daniel Smith, EVP	2015	130,000	--	--	--	--	--	--	130,000
	2014	130,000	--	--	165,337	--	--	--	295,337
David Briones, CFO	2015	94,000	--	--	--	--	--	--	94,000
	2014	94,000	--	--	7,742	--	--	--	101,742

(1)	“Options” includes all options granted by us as compensation for employment services or office.

The Company’s compensation program is designed to provide our executive officers with competitive remuneration and to reward their efforts and contributions to the Company. Elements of compensation for our executive officers include base salary and bonuses paid as stock options pursuant to the Company’s Amended and Restated 2012 Equity Compensation Plan (the “Plan”). Company performance does not play a significant role in the determination of base salary.

The Compensation Committee, working in conjunction with the Executive Chairman, reviews and makes recommendations to the Board regarding all forms of compensation to be provided to officers and directors of the Company, including all bonus and stock compensation. The Compensation Committee may also set general compensation goals and guidelines for the Company’s employees from time to time.

In 2013, the Company entered into an Employment Agreement with Scot Cohen, the Company’s Executive Chairman (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Cohen will be entitled to all earned but unpaid salary, expense reimbursements, bonuses (if applicable), and any vested benefits, upon termination of the Employment Agreement by the Company for cause, by Mr. Cohen without good reason, or upon the Employment Agreement’s expiration date in the event Mr. Cohen does not choose to renew his contract. In the event Mr. Cohen’s employment is terminated by the Company without cause, upon a change in control of the company, or by Mr. Cohen for good reason, he shall be entitled to any accrued obligations (detailed in the preceding sentence), severance in a single lump sum installment in an amount equal to twice the sum of the base salary in effect on the termination date plus two times the maximum annual bonus for which Mr. Cohen was eligible in the fiscal year in which the termination date occurred, a pro-rata portion of Mr. Cohen’s annual bonus for the fiscal year in which the termination occurred, and a full vesting in the initial grant and in any and all previously granted outstanding equity-based incentive awards subject to time-based vesting criteria.

On November 20, 2013, the Company and the Executive Chairman entered into an amendment (the “Amendment”) to the Employment Agreement. Under the terms of the Amendment, the Company substituted a stock option grant of 41,666,667 fair market value stock options under the Plan, at the exercise price of $0.059 per share, for cash-settled restricted stock units representing 66,340,597 shares of the Company’s common stock, which the Company had previously agreed to grant Mr. Cohen under the terms of the Employment Agreement. These options will vest in five equal installments, with the first 20% vesting immediately upon grant, and the remaining options vesting in four equal installments on the anniversary of the grant date

On November 22, 2013, the Company entered into an employment agreement with Ruben Alba, who was appointed Executive Vice President, Unconventional of the Company on July 7, 2013. Under the terms of this agreement, Mr. Alba will receive an annual base salary of $120,000. Mr. Alba was also granted 12,500,000 stock options of the Company pursuant to the Plan, to vest in five equal installments. The first installment vested immediately upon granting. The final four installments will vest on the anniversaries of the initial grant date, subject to Mr. Alba’s continued employment with the Company.

On November 27, 2013, the Company entered into an employment agreement with Daniel Smith, who was appointed Executive Vice President, Operations of the Company on July 7, 2013. Mr. Smith’s agreement is the same in all material respects to Mr. Alba’s agreement.

On November 26, 2013, the Company entered into a consulting agreement with Brio Financial Group (“Brio”) and its Managing Member, David Briones, was appointed the Chief Financial Officer of the Company on August 15, 2013. Under the terms of this agreement, Brio will receive a monthly consulting fee of $7,500, as well as a grant of 750,000 stock options of the Company pursuant to the Plan. The options will vest in six installments. The first 125,000 options vested immediately upon execution of the consulting agreement, and the remaining 5 installments will vest monthly, on the 26th of each subsequent month.

Outstanding Equity Awards at April 30, 2015

The Plan was adopted to promote the success and enhance the value of the Corporation by continuing to link the personal interest of participants to those of its Shareholders and by providing participants with an incentive for outstanding performance. The Plan is administered by the Board, and all employees of the Corporation and its subsidiaries, as determined by the Board, and all members of the Board are eligible to participate. An aggregate of 120,000,000 Common Shares are authorized for issuance pursuant to the Plan.

The Plan was approved at a special meeting of the shareholders on September 7, 2012, and an amendment to the plan was approved at the Company’s annual meeting of shareholders on April 16, 2014. The following table outlines awards issued to the Company’s Named Executive Officers and Directors pursuant to the Plan as of April 30, 2015.

Plan Category	Number of securities underlying unexercised options	Option Exercise Price	Option Expiration Date	Number of securities underlying unvested options	Weighted-average exercise price of outstanding options, warrants, and rights
Scot Cohen	41,666,667	0.059	11/20/23	33,333,334	0.059
Ruben Alba	12,500,000	0.059	11/22/23	10,000,000	0.059
Daniel Smith	12,500,000	0.059	11/27/23	10,000,000	0.059
Gary Williky	6,250,000	0.059	11/22/23	5,000,000	0.059

David Briones	750,000	0.059	11/26/14	500,000	0.059
Glenn Pollack	847,458	0.059	11/20/20	--	0.059
John Wallace	847,458	0.059	11/20/20	--	0.059
Fred Zeidman	847,458	0.059	11/20/20	--	0.059
Total	76,209,041			58,833,334

Securities Authorized for Issuance Under Equity Compensation Plans.

As of the fiscal year ended April 30, 2015:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected at left)
Equity compensation plans approved by security holders	88,038,281	$0.06	31,961,719

Director Compensation for the Year Ended April 30, 2015

The Company has no formal arrangement pursuant to which directors are compensated for their services in their capacity as directors, except for the granting from time to time of incentive stock options. During the year ended April 30, 2015, no compensation was paid to any of the Company’s directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Separation and Release Agreement

In addition, in June and July of 2013, the Company signed a series of agreements with Jeffrey Freedman, former Chief Executive Officer, in relation to his departure from the Company. Pursuant to these agreements, the Company has provided to Mr. Freedman the sum of $12,000 and issued 465,116 options to purchase common stock with a $56,047 aggregate fair value as of the July 24, 2013 option grant date. These options will expire on July 23, 2016 and have an exercise price of $0.215. The Company computed the economic benefit of the grant as of the date of grant utilizing a Black-Scholes option-pricing model. The Company utilized the following assumptions: common share value based on the fair value of the Company’s common stock as quoted on the Over the Counter Bulletin Board, $0.215; exercise price of $0.215; expected volatility of 88%; and a discount rate of 0.64%. The options were immediately vested and the Company recorded the $56,047 to general and administrative expense on the date of grant.

Demand Promissory Notes

During the period February 2, 2012 (Commencement of Operations) to December 31, 2012, the Company entered into a series of demand promissory notes totaling $825,000 with Petro River Oil LLC (“Petro”), our wholly owned subsidiary. The demand promissory notes bear interest at 8% per annum and are due two business days after receipt of demand for payment. In an event of default, the notes bear a default rate of 15% per annum. The notes are unsecured.

During the period January 1, 2013 to April 30, 2013, the Company entered into a series of demand promissory notes totaling $256,950 with Petro. The demand promissory notes bore interest at 8% per annum and were due two business days after receipt of demand for payment. In an event of default, the notes bear a default rate of 15% per annum. The notes were unsecured.

As a result of the share exchange agreement, on April 23, 2013, the balance of the aforementioned demand promissory notes and accrued interest totaling $1,163,530 was converted to equity and was reclassified from liability to equity and recorded as a dividend distribution.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2015 for each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Set forth below is information regarding the shares of the Company’s common stock which are owned on June 1, 2015 or which the person has the right to acquire within 60 days of June 1, 2015 for each director, executive officer, all directors and executive officers as a group, and each person who is the beneficial owner of more than five percent of the outstanding shares of the Company’s Common Stock.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned		Stock Options Exercisable within 60 days	Percentage of Shares Beneficially Owned (3)	Position
Scot Cohen	195,769,947	(2)	8,333,333	24.68%	Executive Chairman
David Briones	0		625,000	0.08%	Chief Financial Officer
Ruben Alba	0		2,500,000	0.3%	Executive Vice President, Unconventional
Daniel Smith	1,436,280		2,500,000	0.48%	Executive Vice President, Operations
Glenn C. Pollack	3,341,644		847,457	0.51%	Director
John Wallace	0		847,457	0.10%	Director
Fred Zeidman	0		847,457	0.10%	Director
All Directors and Officers as a Group (7 persons)	218,298,575	(3)	16,500,704	26.10%

Petrol Lakes Holding Limited (4)	81,250,000			9.93%	5% owner
Iroquois Capital Opportunity Fund, L.P. (5)	53,685,800			6.72%	5% owner
Aaron Wolfson (6)	53,207,137	(7)		6.5%	5% owner

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address of the Company.

(2)
The beneficial owner is a Managing Member of (i) Iroquois Opportunity Management, LLC, which controls Iroquois Capital Opportunity Fund, L.P, (ii) Structure Oil Corp., and (iii) Mega Partners 1 LLC. In addition, he serves as a Director of the Scot Jason Cohen Foundation. By virtue of these positions, he may be deemed, pursuant to Rule 13d-3 promulgated under the Exchange Act, to beneficially own all common stock directly owned by such entities.

(3)	Includes stock options exercisable within 60 days of June 1, 2015.

(4)	The principal business address of the beneficial owner is Unit D, 12/F, Seabright Plaza, 9-23 Shell Street, North Point, Hong Kong.

(5)	The principal business address of the beneficial owner is 641 Lexington Avenue, 26th Floor, New York, New York, 10022.

(6)	The principal business address of the beneficial owner is 1 State Street Plaza, Floor 29, New York, New York, 10004.

(7)
The beneficial owner is a Partner of South Ferry Building Company L.P. (“South Ferry”). By virtue of this relationship, he may be deemed, pursuant to Rule 13d-3 promulgated under the Exchange Act, to beneficially own the Company’s common stock held by South Ferry; however, full voting and dispositive power over the shares of the Company held by South Ferry has been delegated to the portfolio manager.

ADDITIONAL INFORMATION

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholder proposals to be presented at our 2015 Annual Meeting and included in our Proxy Statement and form of proxy relating to that Meeting must be received by us at our principal executive offices at 1980 Post Oak Boulevard, Suite 2020, Houston, Texas 77056, addressed to our Corporate Secretary, not later than February 11, 2016. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

Stockholders who intend to present a proposal at such Meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than February 11, 2016.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2014 is being mailed to all stockholders of record as of the Record Date concurrently with the mailing of this Proxy Statement. The Annual Report on Form 10-K, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board of Directors invites you to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting in person, please sign, date and return the enclosed proxy card promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors

/s/ Scot Cohen
Scot Cohen
Executive Chairman

PETRO RIVER OIL CORP.

PROXY SOLICITED ON BEHALF OF THE BOARD
OF PETRO RIVER OIL CORP. FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

               The undersigned revokes all previous proxies and constitutes and appoints Scot Cohen as his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of common stock of Petro River Oil Corp. (the “Company”) which the undersigned is entitled to vote at the Company’s 2015 Annual Meeting of Stockholders, to be held at the Company’s New York office, located at 205 East 42nd Street, 16th Floor, New York, New York 10017, on July 8, 2015 at 9:00 a.m., local time, and at any adjournment(s) or postponement(s) thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

               This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals Nos. 1, 2, 3, and 4 which have been proposed by our Board, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

☒ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS
		Nominees:		FOR	WITHHELD
		01	Scot Cohen	☐	☐
		02	Glen C. Pollack	☐	☐
		03	John Wallace	☐	☐
		04	Fred Ziedman	☐	☐

2.

A RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT GREATER THAN 1-FOR-250 AT ANY TIME PRIOR TO ONE YEAR FROM THE DATE OF THE ANNUAL MEETING (THE “REVERSE SPLIT”)
				FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

A RESOLUTION TO AUTHORIZE THE BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION TO IMMEDIATELY FOLLOWING THE REVERSE SPLIT TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK TO 100.0 MILLION
				FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	RATIFYING THE APPOINTMENT OF MARCUM LLP AS PETRO RIVER OIL CORP.’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING APRIL 30, 2016			FOR ☐	AGAINST ☐	ABSTAIN ☐

IN HIS OR HER DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

☐	I WILL ATTEND THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Stockholder ___________________ Signature of Stockholder ____________________ IF HELD JOINTLY
Dated: ____________________________________

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Appendix A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Petro River Oil Corp., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of Petro River Oil Corp. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article Fourth is hereby amended by striking the first paragraph in its entirety and replacing it with the following:

The total number of shares of stock the Corporation is authorized to issue is [2,250,000,000/the split ratio + 5,000,000] shares, consisting of 5,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), and [2,250,000,000/the split ratio] shares of common stock, par value $0.00001 per share (the “Common Stock”);

and by adding the following paragraph immediately after the new first paragraph of Article Fourth:

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, each __ (■) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Consolidation”). No fractional shares shall be issued in connection with the Consolidation. Shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the rounding up of any fractional share interests as described above.

SECOND: That, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of Petro River Oil Corp. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2015.

By:
Title:
Name:

A-1

Appendix B

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Petro River Oil Corp., organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That the Board of Directors of Petro River Oil Corp. adopted a proposed amendment of the Certificate of Incorporation of said corporation to effectuate a reverse stock split, declaring said amendment to be advisable.

The proposed amendment reads as follows:

Article Fourth is hereby amended by striking the first paragraph in its entirety and replacing it with the following:

The total number of shares of stock the Corporation is authorized to issue is 105,000,000 shares, consisting of 5,000,000 shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”), and 100,000,000 shares of common stock, par value $0.00001 per share (the “Common Stock”);

SECOND: That, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of Petro River Oil Corp. was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of granting the Board of Directors the authority to amend the Certificate of Incorporation to provide for a reverse stock split.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of ________________, 2015.

By:
Title:
Name:

B-1